Exhibit 99.1

Yoshiharu Appoints Sungjoon Chae to the Board of Directors

Distinguished Architect and Urban Designer’s Extensive Experience in Shaping Sustainable and Innovative Spaces will Help Support Expansion

BUENA PARK, CA – March 20, 2025 – Yoshiharu Global Co. (NASDAQ: YOSH) (“Yoshiharu” or the “Company”), a restaurant operator specializing in authentic Japanese ramen & rolls, today announced the appointment of Sungjoon Chae to its Board of Directors, effective March 17, 2025. He will not serve on any of the committees of the Board.

Mr. Chae is a distinguished architect and urban designer dedicated to shaping sustainable and innovative spaces that enhance the human experience. With a deep understanding of the interplay between space, architecture and urban environments, he has consistently delivered designs that merge aesthetic appeal with functionality. Mr. Chae is currently CEO of Grundot and a former adjunct professor at Hongik University. Mr. Chae has amassed extensive experience working with some of the world’s most renowned architectural firms, including Steven Holl Architects, Weiss/Manfredi, and Michael Maltzan Architecture, where he played a key role as a Senior Designer and Project Designer. His portfolio spans a diverse range of high-profile projects, such as the 94-unit apartment building ‘Meander’ in Helsinki, Finland, the Franklin & Marshall Fine Arts Building in Lancaster, PA, the Tulane University Dining Common in New Orleans, the master plan for the U.S. Embassy in New Delhi, India, and the Malibu Beach House in California. Mr. Chae holds a Master of Architecture in Urban Design from the Harvard Graduate School of Design and a Master and Bachelor of Architecture from the Illinois Institute of Technology.

“Sungjoon’s deep expertise in architecture and design, specifically spaces that coalesce aesthetics and functionality, will make him a valuable addition to our Board of Directors,” said James Chae, Yoshiharu’s President, CEO and Chairman of the Board. “His combined experience in design and business will be an invaluable asset and the Board and I look forward to working with Sungjoon to drive expansion across both our footprint and our cuisine.”

There are no family relationships between Mr. Chae and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Chae will not be compensated for his service on the Board.

About Yoshiharu Global Co.

Yoshiharu is a fast-growing restaurant operator and was born out of the idea of introducing the modernized Japanese dining experience to customers all over the world. Specializing in Japanese ramen, Yoshiharu gained recognition as a leading ramen restaurant in Southern California within six months of its 2016 debut and has continued to expand its top-notch restaurant service across Southern California and Las Vegas, currently owning and operating 15 restaurants.

For more information, please visit www.yoshiharuramen.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our filings with the SEC including our Form 10-K for the year ended December 31, 2023, and subsequent reports we file with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to: that there can be no assurance that the Company will meet Nasdaq Listing Rule 5550(b)(1) during any compliance period or otherwise in the future, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, and that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Larry W Holub

Director

MZ North America

YOSH@mzgroup.us

312-261-6412